--------------------------------------------------------------------------------

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 28, 1998



                         Commission file number 1-12579



                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-1481638
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                 Identification No.)


                                321 North Harvey
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

Item 5. Other Events

     Trigen
     ------

     As previously reported, Trigen-Oklahoma City Energy Corporation (Trigen) sued Oklahoma Gas and Electric Company (OG&E) in the United States District Court, Western District of Oklahoma, Case No. CIV-96-1595M. Trigen alleged numerous causes of action, including monopolization of cooling services in violation of Section 2 of the Sherman Act. On December 21, 1998, the jury awarded Trigen in excess of $30 million in actual and punitive damages. The entry of a judgment fixing the exact amount of damages is expected within the next few weeks. OG&E expects to appeal the decision. While OGE Energy cannot predict the outcome of any appeal, OGE Energy continues to believe that the ultimate resolution of this case will not have a material adverse effect on OGE Energy's consolidated financial position or results of operations.


     Stock Buyback
     -------------

     OGE Energy Corp. announced on December 23, 1998 that it has entered into an Advanced Share Repurchase Program with CIBC Oppenheimer Corp., under which OGE Energy will purchase 3 million shares of its common stock in January 1999.

     The Advanced Share Repurchase Program follows the November 18, 1998 announcement that OGE Energy's board of directors approved the repurchase of up to six million shares during the next two years. The buyback, when completed, will reduce OGE Energy's total shares outstanding by about 7.4 percent, to 74.7 million shares from 80.7 million. All repurchased shares will be retired.

     Under the terms of the Advanced Share Repurchase Program, OGE Energy will bear the risk of increases and the benefit of decreases in the price of the common shares until CIBC Oppenheimer has replaced the shares sold to OGE Energy. CIBC Oppenheimer may replace the shares through purchases on the open market or through privately negotiated transactions. OGE Energy may elect to settle its obligations under this arrangement with either cash or shares of its common stock.


Item 7. (c) Exhibits

       EXHIBIT NUMBER                     DESCRIPTION
       --------------                     -----------

             99.01 Press release dated December 21, 1998 announcing jury verdict against OG&E in Trigen Lawsuit

             99.02       Press  release  dated   December 23,  1998   announcing
                         that OGE Energy entered into Advanced Share Repurchase Program for 3 million shares of its common stock


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        OGE ENERGY CORP.
                                          (Registrant)


                      By          /s/  Donald R. Rowlett
                         --------------------------------------------
                                       Donald R. Rowlett
                               Controller Corporate Accounting

                      (On behalf of the registrant and in his capacity
                       as Controller Corporate Accounting)



December 28, 1998

                                  EXHIBIT INDEX

EXHIBIT INDEX         DESCRIPTION
-------------         -----------
99.01                 OKLAHOMA GAS & ELECTRIC COMPANY SET TO APPEAL TODAY'S JURY
                      VERDICT IN TRIGEN CASE

99.02                 OGE  ENERGY CORP. ENTERS  INTO ADVANCED  SHARE  REPURCHASE
                      PROGRAM